UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 14, 2006
                               __________________


                            COMVERSE TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


          NEW YORK                      0-15502               13-3238402

 (State or other jurisdiction         (Commission            (IRS Employer
        of incorporation)             File Number)          Identification No.)


                                909 Third Avenue,
                               New York, New York
                                      10022

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (212) 652-6801


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

           On March 14, 2006, Comverse Technology, Inc. (the "Company") issued a press release announcing selected unaudited financial information for the fourth quarter of fiscal year 2005 ended January 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 to this report and incorporated herein by reference.

           In accordance with General Instruction B.2. the foregoing information and the Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.

ITEM 8.01     OTHER EVENTS.

           On March 14, 2006, the Company announced the creation of a special committee of its Board of Directors composed of outside directors to review matters relating to the Company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. The committee will be assisted by independent legal counsel.

           Although it has not been determined whether the review will result in any restatement of the Company's historical financial statements and, if so, the years affected and the amounts involved, management believes that certain restatements will likely be required. Any such restatements will not have an impact on historical revenues or operating results excluding stock option related expenses.

           The foregoing may contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the special committee's review; risks associated with integrating the business and employees of the GSS division of CSG Systems, International; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These documents are available through the Company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits:

 Exhibit No.                       Description
 -----------                       -----------
   99.1        Press Release of Comverse Technology, Inc. dated March 14, 2006

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           COMVERSE TECHNOLOGY, INC.


Date:  March 14, 2006                      By:     /s/ David Kreinberg
                                                   -----------------------------
                                           Name:   David Kreinberg
                                           Title:  Executive Vice President
                                                   and Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

   99.1        Press Release of Comverse Technology, Inc. dated March 14, 2006